Exhibit 10.01


                  SCHIMATIC CASH TRANSACTION NETWORK.COM, INC.




                               September 17, 2003



Thomas Jackson Performance Management
  Holdings Inc.
2019 Water's Edge Drive
Oakville, Ontario
L6L 1A3

Attention:        Nik Korakianitis, Esq.




Dear Sirs:

                           RE: ARRANGEMENTS WITH SCTN

This is further to our recent discussions regarding your appointment as an authorized sales agent for SCTN's Loyalty System.

As you know: (i) SCTN has developed and continues to develop certain technologies relating to incentive rewards; and (ii) SCTN has obtained patent protection on certain technologies and business processes as disclosed in United States Patent No. 5,806,045 filed July 8, 1996 and issued in September 1998 entitled, "Method and System for Allocating and Redeeming Incentive Credits between a portable device and a base device" and related patents; Australia Patent No. 703349 issued in October 1999, Mexico Patent No. 96/03161 issued in November 2000, Patent Pending in Canada - Application Number 2182596, and Patent Pending in Japan - Application Number 7-520773 (hereinafter referred to, collectively, as the "Patent").

SCTN's Loyalty System provides a method of crediting and redeeming incentive rewards in various forms but not limited to discounts, cash rebates, points, etc. as more particularly described in Schedule "A" hereto.

Based upon your expression of interest in representing the Product (as hereinafter defined) in the marketplace, SCTN is prepared to appoint you as SCTN's agent for that purpose and to grant to you certain other rights in respect of SCTN.

The purpose of this letter is to memorialize the terms of your appointment as SCTN's sales agent and certain ancillary matters, and, to further define our relationship in order to ensure that we both understand our respective roles and obligations.

AGREEMENT

1. For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SCTN hereby agrees as follows:

DEFINITIONS

2. Capitalized terms used in this document shall have the respective meanings ascribed thereto in the text of the document and unless there is something in the context or subject matter inconsistent therewith, the following terms shall have the following meanings:

         "Agreement" means this Agreement and any agreement supplementary or ancillary hereto and any counterpart hereof. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, section, subsection or other portion hereof (unless specifically modified) and include any agreement supplemental or ancillary hereto;

         "Alpha Test" has the meaning ascribed thereto in Schedule "D";

         "Beta Test" has the meaning ascribed thereto in Schedule "D";

         "Client" or "Customer" means any person who licenses the Product from SCTN by virtue of TJ's sales efforts and whether as part of SCTN's Loyalty System, as part of a bundled or integrated product or as a stand-alone product or otherwise;

         "Exclusive Markets" means those countries listed in Schedule "C" hereto, as amended from time to time in accordance with paragraph 11;

         "General Release" has the meaning ascribed thereto in Schedule "D";

         "Milestones" means Product Completion, Alpha Test, Beta Test or General Release, as appropriate;

         "Options" means the options granted to TJ pursuant to paragraph 28 (b) to acquire shares in the capital stock of SCTN;

         "person" includes an individual, firm, corporation, syndicate, partnership, trust, association, joint venture, unincorporated association, government or governmental or regulatory body or agency and every other legal or business entity whatsoever;

         "Product" means SCTN's Loyalty System, and all technologies, intellectual property rights, software, business processes and services associated therewith, including all revisions, modifications and enhancements thereto and future versions thereof;

         "Product Completion" has the meaning ascribed thereto in Schedule "D";

         "Protected Customers" means those customers and prospective customers listed in Schedule "B" hereto, as amended from time to time in accordance with paragraph 14;

         "Qualifying Customer" means any Customer that enters into agreements for Product generating not less than $200,000 in Upfront Fees, or, not less than $1,000,000 in Recurring Fees;

         "Recurring Fees" means all ongoing/transaction/service fees charged to Customers, including deposits tendered on account thereof, but specifically excludes Upfront Fees;

         "SCTN" means Schimatic Cash Transaction Network, Inc., d.b.a. Smart Chip Technologies;

         "Shares" means the shares in the capital stock of SCTN to be issued to TJ in accordance with paragraph 28 (a) and any shares resulting from the exercise by TJ of the Options;

         "TJ" means Thomas Jackson Performance Management Holdings Inc;  and

         "Upfront Fees" means all base/one-time/upfront/non-recurring fees charged to Customers.

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

SCHEDULES

3. Schedules and other documents attached or referred to in this Agreement are an integral part of this Agreement. The following is a list of the schedules attached to and forming part of this Agreement:

                           Schedule A -     Product Description
                           Schedule B -     Protected Customers
                           Schedule C -     Exclusive Markets
                           Schedule D -     Milestones
                           Schedule E -     After Sales Service
                           Schedule F -     Minimum Performance Standards
                           Schedule G -     Prices.


APPOINTMENT

4. SCTN hereby appoints TJ as an independent sales agent for the Product and TJ hereby accepts such appointment all on and subject to the terms and conditions more particularly set out herein.

The appointment contemplated by this Agreement is limited and effective only so long as TJ complies with its obligations hereunder.

TJ acknowledges and agrees that SCTN grants licenses to use, and does not sell, its software. However, for the sake of expediency, the terms "sell" and "sale" are used in this Agreement.

LICENSE

5. SCTN hereby grants to TJ a non-exclusive, royalty-free license, which shall run concurrently with the term of this Agreement, to use the trademarks, trade names and logos now or hereafter owned by or licensed to SCTN in connection with the distribution and sale of the Product and TJ accepts such license subject to the terms and conditions hereinafter set forth. For greater certainty, TJ may only use SCTN's trademarks, trade names and logos in furtherance of the relationship described herein.

NATURE OF RELATIONSHIP

6. This Agreement is intended to establish a relationship between SCTN and TJ whereby TJ will be a sales agent for SCTN.

7. TJ understands it is authorized only to solicit orders for the Product on behalf of SCTN and shall have no authority, express or implied, except as herein clearly provided, to act for or to bind SCTN in any way; to enter into any contract or commitment; to change prices or terms and conditions of sale; to extend warranties; or to make representations to buyers or others on behalf of SCTN.

8. TJ understands that its relationship to SCTN is that of a limited agent of SCTN. No other relationship is intended to be created between the parties. Nothing in this Agreement shall be construed so as to make TJ, or any of its employees, employees of SCTN, and neither TJ nor any of its employees shall be entitled to participate in any of SCTN's employee benefit programs.

SCTN shall not be liable to pay wages, withhold any taxes, provide any insurance, or otherwise be obligated as an employer. SCTN's sole obligation hereunder shall be to pay commissions as provided in this Agreement. As such, SCTN shall not be responsible to any of the various governmental agencies for worker's compensation insurance or any other type of employee insurance, withholding taxes or other deductions for TJ or employees of TJ.

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Notwithstanding the foregoing, TJ's employees will have the right and obligation to represent themselves to the public as agents of SCTN and, for that purpose, will be issued SCTN business cards and email addresses.

9. Save and except for the limited licenses contemplated by this Agreement, TJ does not have, and shall not acquire, any interest in or to the intellectual property of SCTN by reason of the within appointment.

EXCLUSIViTY RIGHTS

10. Except as otherwise expressly provided herein, TJ shall be SCTN's sole and exclusive sales agent for the Product (and all components thereof) in each Exclusive Market and, provided that TJ has met all minimum sales criterion in respect of such market, SCTN will not authorize any new sales representatives, agents or other form of channel partner in such market while this Agreement is in force nor will it make sales (or otherwise distribute the Product or any component thereof) directly, except as specified herein.

11. The list of Exclusive Markets shall be expanded from time-to-time to include any additional jurisdiction in which: (a) SCTN obtains patent protection for the Product after the date hereof; or (b) TJ effects a Product sale to a Qualifying Customer (including any jurisdiction which might previously have been an Exclusive Market but in respect of which TJ lost exclusivity in accordance with paragraph 16).

In each such instance, Schedule "C" will automatically be revised to add reference to the new jurisdiction. The revised schedule will supercede the previous version and will be appended to this Agreement and become an integral part hereof.

For greater certainty, a jurisdiction shall not become an Exclusive Market simply because a Client has operations in that jurisdiction. Instead, a new jurisdiction will only be considered to be an Exclusive Market for purposes of this Agreement when, in addition to a signed contract received by SCTN, a Product has actually been implemented in that jurisdiction.

12. The appointment of TJ as SCTN's sales agent in all other markets shall be non-exclusive.

13. If SCTN receives requests for the Product, or any inquiries regarding the same, from any person that is not a Protected Customer in any market that is not an Exclusive Market, SCTN will promptly refer all such leads to TJ and TJ will have a period of ten (10) business days to initiate contact with the prospective customer. In the event that TJ fails to do so, SCTN shall have the right to pursue such person directly.

PROTECTED CUSTOMERS / PROSPECTS

14. Save as hereinafter provided, or as may otherwise in writing be agreed by SCTN, TJ shall not solicit orders for the Product from any Protected Customer.

The list of Protected Customers shall be reviewed one (1) year after General Release. In the event that, by such date, SCTN has not sold the Product to any Protected Customer, TJ shall no longer be restricted from soliciting such Protected Customer.

In each such instance, Schedule "B" will automatically be revised to delete reference to any such Protected Customers. The revised schedule will supercede the previous version and will be appended to this Agreement and become an integral part hereof.

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TJ's OBLIGATIONS

15.      TJ will:

         (a) use reasonable commercial efforts to promote the Product so as to achieve, at a minimum, the performance standards set out in paragraph 16 below; and

         (b) perform its obligations as SCTN's agent in a proper, efficient and business-like manner and at a professional standard at least equal to current industry standards; and

         (c) provide post-sales support to Customers which shall include the performance of formal business reviews in accordance with Schedule "E" hereto and liaison services between SCTN and the Customer in respect of any Product or business process issues.

Provided that TJ is dedicating such reasonable time and attention to the marketing and sale of Products, TJ shall be free to pursue other activities during the term of this Agreement.

TJ shall have no liability to SCTN on account of any alleged errors of judgment made in good faith in connection with the performance by TJ of its obligations hereunder.

MINIMUM PERFORMANCE STANDARDS

16. (a) Minimum performance standards for the first five (5) years following execution of this Agreement are set out in Schedule "F" hereto. For greater certainty, all references to "clients" in Schedule "F" mean Qualifying Customers.

TJ acknowledges and agrees that failure to achieve the minimum performance standards, during such period, within one (1) year following completion of the associated Milestone shall give SCTN the right to modify TJ's appointment in such market to make it non-exclusive. To be effective, such right must be exercised by SCTN in writing within sixty (60) days of the expiration of the one
(1) year period.

(b) TJ acknowledges and agrees further that failure to make sales of Product to a Qualifying Customer in any Exclusive Market within two (2) years following General Release shall give SCTN the right to modify TJ's appointment in such market to make it non-exclusive. To be effective, such right must be exercised by SCTN in writing within sixty (60) days of the expiration of the two (2) year period.

(c) In the event that SCTN exercises its right to rescind TJ's exclusivity rights in any Exclusive Market, Schedule "C" will automatically be revised to delete reference to the subject market. The revised schedule will supercede the previous version and will be appended to this Agreement and become an integral part hereof.

MARKET FEEDBACK

17. TJ and SCTN agree to hold regular feedback meetings about marketing efforts and customer reactions to the Product.

SCTN's OBLIGATIONS

18. SCTN will provide TJ, at no cost to TJ, with demonstration versions of the Product, any available collateral material to support TJ's sales efforts (including collateral material in electronic format), and all existing and future sales and promotional literature, as well as technical manuals and operating instructions. In addition, SCTN will provide TJ with business cards and email addresses for TJ's staff. SCTN will also be responsible for providing pre- and post-sale technical support to Customers.

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

PRICE AND TERMS

19. TJ agrees to solicit orders for the Product using SCTN's pricing as more particularly described in Schedule "G" hereto.

SCTN acknowledges that TJ has raised concerns with regard to SCTN's current pricing. SCTN agrees to meet with TJ within ninety (90) days from the date of this Agreement to review current product pricing with a view to bringing same in line with market tolerance.

Any change to the SCTN rate card shall result in a revised Schedule "G". The revised schedule will supercede any previous version and will be appended to this Agreement and become an integral part hereof.

20. SCTN's then-current pricing shall apply to any Product (or component) not specifically identified in Schedule "G".

21. Credit terms, sales programs and other terms and conditions governing transactions between SCTN and its customers shall be those adopted by SCTN from time to time, acting reasonably.

PRODUCT ORDERS

22. TJ has authority to solicit orders only and has no authority to accept orders. All orders solicited by TJ shall be subject to acceptance by SCTN, provided however that SCTN must act reasonably in determining whether to accept orders procured by TJ.

SCTN, acting reasonably, reserves the right to determine the acceptability of any Customer or any Product order from a credit, financial, legal or any other standpoint. Provided that it has acted reasonably in reaching its decision, SCTN's failure to accept a Customer or Product order, or its failure or delay in the performance of any contract once accepted, shall not operate to give or create in TJ any claim for damages or cause of action of any kind against SCTN or any employee or officer thereof.

COMPENSATION

23. For each sale made to a Customer, TJ shall be entitled to a commission determined in accordance with a separate Commission Schedule to be prepared by and initialed by the parties from time-to-time and which shall be considered to govern the terms of compensation by Customer to TJ under this agreement.

SCTN shall not be responsible for nor will it provide any part of TJ's expenses.

Fees due to TJ shall be calculated net of all applicable taxes.

In no event will any commission be paid to TJ on orders procured from potential customers who are not accepted by SCTN, or on orders procured by TJ from Protected Customers (unless SCTN has previously agreed that TJ may solicit orders from such Protected Customers).

PAYMENT

24. SCTN will invoice Customers directly for the Product sold and payment therefor will be made by each Customer directly to SCTN. Under no circumstance will SCTN invoice TJ for customer orders, and TJ shall not receive or accept any payments directly from any Customer.

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

25. SCTN will pay TJ any and all commissions owing on a sale within ten (10) days of receipt by SCTN of payment (or part payment) from the Customer.

26. All commissions due at the time of termination of this Agreement shall be paid within thirty (30) days of termination, and commissions that become due after termination shall be paid within thirty (30) days of the date on which such commissions become due.

COLLECTION OF OUTSTANDING INVOICES

27. SCTN recognizes that it is responsible for the collection of any outstanding invoices but TJ will provide SCTN with reasonable assistance in resolving any account management issues that may be impeding payment.

FURTHER INCENTIVES

28. In recognition of the value being brought to SCTN's business by TJ, SCTN will issue to TJ SEC 144 Restricted common shares in SCTN's capital stock (the "Shares"), and options to acquire Shares, as follows:

         (a) 6,400,000 shares, upon execution of the first order for Products procured by TJ from a Qualifying Customer; and

         (b) that number of share options (the "Options") calculated in accordance with the matrix forming part of Schedule "F" hereto (provided, however, that once total equity plus options paid to TJ equals 20% or more of SCTN, this amount may be paid in cash at the option of SCTN).

                  For greater certainty, Options shall only be granted in respect of orders procured from Qualifying Customers.

                  All Options shall vest immediately upon receipt by SCTN of not less than fifty percent (50%) of the Upfront Fees charged to the Qualifying Customer and must be exercised within five (5) years of the vesting date.

                  The exercise price of an Option shall be equal to the average trading price of the shares of SCTN in the thirty (30) day period immediately preceding the date upon which the Customer order in respect of which the grant has been made is signed.

For greater certainty, the Share and Option consideration contemplated by this paragraph is in addition to commissions payable to TJ pursuant to paragraph 23.

29. Effective control of SCTN shall not be changed unless the controlling shareholder(s) or Board of Directors of SCTN, as appropriate (collectively, the "Offeror") shall have received a bona fide written offer (the "Purchase Offer") which the Offeror desires to accept from an independent third party dealing at arm's length with the Offeror (the "Proposed Transferee") to purchase shares of the Offeror (the "Offered Shares") and, unless within ten (10) days after receipt of notice of the Purchase Offer, TJ shall fail to agree to purchase the Offered Shares for equivalent consideration and on substantially the same terms and conditions offered by the Proposed Transferee.

30. In the event that the Offeror receives a Purchase Offer pursuant to paragraph 29 above and wishes to accept the Purchase Offer, and if TJ has not exercised its right pursuant to paragraph 29 to purchase all of the Offered Shares, TJ shall have the right, at its option, to require that all but not less than all of its Shares be sold to the Proposed Transferee on terms and conditions at least as favourable to TJ as those contained in the Purchase Offer, and, if the Proposed Transferee refuses to purchase all of TJ's then no shares in the capital stock of SCTN may be sold to the Proposed Transferee. In the event that TJ exercises its rights under this paragraph to have all of its Shares acquired by the Proposed Transferee, TJ shall also have the right to exercise all vested but unexercised Options with immediate effect so that the Proposed Transferee shall also be obliged to acquire the shares resulting from such exercise.

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31. In the event that SCTN shall at any time during the term of this Agreement issue or agree to issue additional shares (the "Additional Issue"), TJ shall have the right to subscribe for a pro rata share of such Additional Issue at the prescribed price per share. The foregoing pre-emptive rights in favour of TJ shall not apply in the event of corporate reorganizations or acquisitions approved by the stockholders of SCTN, issuance of stock by SCTN for non-cash consideration, employee benefit options and similar awards.


REPRESENTATIONS & WARRANTIES

32. SCTN hereby represents and warrants to TJ as follows, and acknowledges and agrees that TJ is relying upon such representations and warranties in entering into this Agreement:

         (a) Intellectual Property Matters - as at the date hereof, SCTN has the entire right, title and interest in and to, or has the exclusive perpetual royalty-free right to use and exploit the Patent and all other processes, know-how, show-how, formulae, trade secrets, inventions, discoveries, improvements, blueprints, specifications, drawings, designs, and other proprietary rights necessary or applicable to or advisable in connection with the Product free and clear of all encumbrances.

                  The Patent is valid and not the subject of any interference, opposition, re-examination or cancellation.

                  There are possibly current infringers of the Product, who may be likely sales prospects for the Product.

                  SCTN is not infringing upon the intellectual property rights of any other person; and

         (b) Securities Matters - (i) the authorized capital stock of SCTN consists of 200,000,000 shares of common stock. The Shares and Options to be issued to TJ pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable and not subject to pre-emptive rights created by statute, SCTN's articles of incorporation or bylaws as currently in effect or any agreement to which SCTN is a party or is bound

                  (ii) neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof will: (1) contravene any provision of SCTN's articles of incorporation or bylaws as currently in effect, or
                  (2) violate any law or any judgment or order of any governmental body to which SCTN is subject or by which any of its assets may be bound or affected. Except for listing of the Shares on the PINK SHEETS(TM) OTC centralized quotation service, no consent, approval or authorization of, or registration or filing with, any person is required in connection with the execution or delivery by SCTN of this Agreement or any other agreements to which SCTN is a party or the consummation by SCTN of the transactions contemplated hereby or thereby;

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

                  (iii) the currently issued and outstanding shares of SCTN are listed and posted for trading on the PINK SHEETS(TM) OTC centralized quotation service;

                  (iv) no order ceasing or suspending trading in securities of SCTN or prohibiting the sale of securities by SCTN has been issued; and

                  (iv) upon issue, the Shares will not be subject to any "hold period" under applicable securities laws except as may be provided for under Rule 144 of the Securities Act, 1933, as amended.

33. TJ will make the usual US Securities Act and corresponding Ontario investment representations as a condition precedent to acquiring any securities in order to rely on exemptions from registration for issuing the securities.

INDEMNIFICATION

34. SCTN agrees to indemnify and hold harmless TJ, its directors, officers, employees and agents from and against any and all loss, damages, claims, liabilities, causes of action or expense, including reasonable legal fees, for damages arising out of any actual or alleged breach by SCTN of the warranties and representations, express or implied, made by SCTN in this Agreement or arising out of any breach by SCTN of any other obligation of SCTN hereunder or otherwise attributable to it or any of its employees or agents under the terms of this Agreement

35. TJ agrees to indemnify and hold harmless SCTN, its directors, officers, employees and agents from and against any and all loss, damages, claims, liabilities, causes of action or expense, including reasonable legal fees, for damages arising out of any actual or alleged breach by TJ of the warranties and representations, express or implied, made by TJ in this Agreement or arising out of any breach by TJ of any other obligation of TJ hereunder or otherwise attributable to it or any of its employees or agents under the terms of this Agreement

36. SCTN agrees to indemnify and hold harmless TJ, its directors, officers, employees and agents from and against any and all loss, damages, claims, liabilities, causes of action or expense, including reasonable legal fees, for damages arising out of any actual or alleged patent infringement related to the Patent.

37. Both SCTN and TJ agree to a mutual waiver of incidental, punitive or exemplary damage.

38. Damages due to TJ's for any breach of this Agreement by SCTN will be limited to TJ's direct damages.

TERM OF AGREEMENT

39. This Agreement will be without fixed term and will remain in force and effect unless terminated in accordance with the express terms hereof, or upon mutual written agreement of the parties.

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TERMINATION

40. SCTN may terminate this Agreement with immediate effect for any of the following reasons by giving notice to TJ in the event of:

         (a) the insolvency of, or institution of bankruptcy, reorganization or other similar proceedings by or against TJ; or

         (b) the conviction of TJ of any crime which, in SCTN's judgment, may adversely affect TJ's performance of its obligations under this Agreement or tend to harm the goodwill and reputation of SCTN.

41. In addition to any other remedies a party may have pursuant to this Agreement, at law or in equity, either party may terminate this Agreement upon any of the following occurrences:

         (a) the other party is in default of its payment obligations hereunder and such default continues for ten (10) days following receipt of written notice, or

         (b) if the other party is in default of any other obligation hereunder and such default continues for thirty (30) days following receipt of written notice.

42. The termination of this Agreement for any reason shall not release either party from any obligation which accrued prior to such termination and shall not affect any of the provisions of this Agreement which are to continue in force after its termination. Upon termination of this agreement, TJ will lose all rights to exclusivity granted hereunder.

CONFIDENTIALITY

43. During and after the term of this Agreement, TJ shall maintain in strict confidence all information disclosed to it by SCTN or others, including but not limited to all price and marketing information, customer lists, technical information and data, and other information of a like or similar nature relating to SCTN's products or the sale or distribution thereof. TJ shall obtain similar covenants from all employees engaged by it in performing its duties hereunder and shall be jointly and severally liable with any such employee who breaches said covenants.

ASSIGNMENT & SUBCONTRACTING

44. TJ has the right to appoint subcontractors to assist it in fulfilling its obligations and to assign its rights and obligations hereunder, in whole or in part, to any person provided that SCTN may require any such subcontractor or assignee execute a confirmation to the effect that such person is not acquiring any rights which are greater than those granted to TJ hereunder.

Save and except as expressly provided above, neither party shall be entitled to assign this Agreement, or any interest herein without the prior written consent of the other.

PUBLICITY

45. No disclosure with respect to the matters contemplated by this Agreement shall be made without the mutual agreement of the parties. Without limitation on the generality of the foregoing, all public notices to third parties, press releases and all other publicity concerning the transactions contemplated by this Agreement shall be subject to the mutual agreement of the parties.

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GENERAL

46. (a) It is understood and agreed by the parties hereto that this instrument constitutes the entire agreement between the parties hereto and supersedes all prior or contemporaneous agreements, written or oral of every sort. SCTN hereby specifically advises SCTN that any representations inconsistent with the terms and conditions contained herein made by any officer, agent or employee of SCTN are wholly unauthorized and specifically repudiated.

(b) No modification or waiver of, addition to, or deletion from the terms of this Agreement shall be effective unless reduced to writing and signed by SCTN and TJ.

(c) If any term or provision of this Agreement shall to any extent be held by a court or other tribunal to be invalid, void or unenforceable, then that term or provision shall be inoperative and void insofar as it is in conflict with law, but the remaining terms and provisions shall nevertheless continue in full force and effect and the rights and obligations of the parties shall be construed and enforced as if this Agreement did not contain the particular term or provision held to be invalid, void or unenforceable

(d) This Agreement shall be governed by and construed in accordance with the laws of the state of Utah, County of Salt Lake. The courts of competent jurisdiction in the county of Salt Lake shall have exclusive jurisdiction in the event of any litigation between the parties with respect to any matter or dispute arising out of this Agreement, and both parties agree to attorn to the exclusive jurisdiction of such courts.

The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

(e) This Agreement is binding upon and shall enure to the benefit of the parties hereto and their respective heirs, executors, legal representatives, successors and permitted assigns.

(f) This Agreement shall not be binding upon SCTN until signed for SCTN by its duly authorized officer or employee, and approved by the SCTN Board of Directors. Unless, at or before 8:00 p.m. EST on September 23, 2003, SCTN has provided TJ with written advice that SCTN Board of Directors has rejected this Agreement, this Agreement shall be binding upon SCTN.

The parties understand and agree that the foregoing condition is included for the exclusive benefit of SCTN and may be waived in writing by SCTN.

(g) No agent or representative of SCTN has any authority to vary the terms and conditions contained herein or to make any representation, statement, warranty or agreement not expressed herein.

COUNTERPARTS

47. This Agreement may be executed in any number of counterparts (including, facsimile counterparts) each of which shall constitute an original and all of which, taken together, shall constitute one and the same agreement.

                                      *****

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If the foregoing terms are acceptable to you, we would ask that you sign the enclosed duplicate copy of this letter and return it to us by fax at your earliest opportunity.

We are very pleased to have you on board and look forward to a long and mutually-beneficial relationship.

                                    Yours truly,
                                    SCHIMATIC CASH TRANSACTION NETWORK.COM, INC.

                                    /s/ David Simon

AGREED as of the ___ day of
September, 2003.

                                    THOMAS JACKSON PERFORMANCE
                                    MANAGEMENT HOLDINGS INC.



Per: /s/ Nik Korakianitis

                                  Schedule "A"

                               Product Description


e-llegiance(TM)

1.  Flexible, rule-based Loyalty engine
2.  Integrates with POS payment software
3.  Tender Independent - cash, check, mag-stripe cards, smart cards
4.  Merchant Coalitions or individual clients
5.  Automatic download of new programs to POS terminals
6. Delivers transactions to LoyaltyCentral(TM)via payment switch, telecom or any wireless technology
7.  Dynamic awards and redemptions
8.  On-Card Database allows program to be added dynamically
9.  Number of programs restricted only by amount of memory on chip
10. Not limited by initial load size
11. Runs on LoyaltyCentral(TM)to support non-smart transactions
12. Interoperability through Global Platform, MULTOS, and EMV Compliance
13. Internationalization based on any Currency, Multiple language support, selectable by Cardholder, Merchant, or Program Manager.


LoyaltyCentral(TM)

1.  Turnkey Solution
2.  Back-end clearing operation
3.  Rule-based Loyalty engine
4.  Co-developed with IBM
5.  Written in Java and SQL, Websphere, Struts, MQ Message Server
6.  Powerful DB2 database with Linux operating system
7.  Hosts single or multiple clients
8.  Communications Gateway accepts transactions from any source
9.  Transaction Manager determines if transaction has been pre-calculated
10. Outbound Application Interfaces to feed information to external systems

                              Communication Gateway

1. Entrance to LoyaltyCentral(TM)
2. Continuously running
3. Accepts incoming transaction batches of all types from any source
4. Holds all transactions in suspense until batch balances or has been corrected
5. Fully scalable to any magnitude of processing power
6. Hosts single or multiple clients
7. Hosted at client site or by SCTN at IBM's data center facilities

                               Transaction Manager

1. Determines if Loyalty and/or Cause have been pre-calculated
   a. At Point Of Sale by e-llegiance(TM) engine
   b. By outside source from Inbound Transaction Interface
2. If pre-calculated, it is posted to the customer's account
   a. Backup.
   b. Replace a lost or stolen card.
3. If not pre-calculated, Loyalty/Cause is calculated by back-end Loyalty Engine
   a. Based on Customer and Loyalty Program data stored in LoyaltyCentral(TM) database.
   b. Results stored in Customer's Account and Transaction History record

                             Application Interfaces

1. Available to feed required information to other Loyalty Processors, external client systems, etc.
2. 2-way interfaces for data synchronization with Card and Terminal Management Systems, etc.
3. Statement feeds for transmission to Card Issuer, for combining with Credit/Debit Card statements
4. Electronic Disbursement feeds can be sent to Program Manager or Issuing Bank
5. Redemption/Fulfillment Feeds
6. Data Warehouse Feeds

                                   Settlement

1. Automatically initiated
2. Transactions reconciled and appropriate data gathered for all parties
3. Statement feeds for transmission or produced by LoyaltyCentral(TM)
4. Statements and reports printed or delivered by email or posted to LoyaltyCentral.com(TM)
5. Access authority and retention periods controlled by Program Manager

                                  Disbursement

1. Disbursement of funds to beneficiary organizations
2. Invoicing of merchants for required contributions
3. Paper invoices and checks can be produced
4. Electronic feeds can be sent to Program Manager or Issuing Bank
5. Distributions can be fully automatic via electronic interface to national clearing association (ACH in USA)

                                   Redemption

1. Redemption Transactions at POS
   a. As part of Payment
   b. Separate Transactions
2. Inbound Redemption Feeds to LoyaltyCentral(TM)
3. Outbound Fulfillment Feeds from LoyaltyCentral(TM)
4. On-Line Redemption Catalogs on Client Website or through 3rd Party
   Affiliations


LoyaltyCentral.com(TM)

1.  Easy to use, intuitive interface
2.  Secure public access to LoyaltyCentral(TM)over the Internet
3.  Brand Reinforcement by embedding into client's website
4.  Reporting copy of LoyaltyCentral(TM), protected by firewalls
5.  Data administration performed from any location
6.  Access and authorities assigned and maintained by Program Manager
7.  Define and modify loyalty programs
8.  Add and maintain merchant, terminals, cardholder, etc.
9.  Standard reports printed locally or retained in electronic format
10. Redemption catalogs through 3rd party affiliations
11. Data mining or data feeds to existing data warehouse

                                      A-2
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                                  Schedule "B"

                               Protected Customers

                                   Aristocrat
                                      Aztar
                                 Ramada Express
                                      Cubic
                                     CDSNet
                                 VeriFone Mexico
                                       IBM
                                   MasterCard
                                    G&D Cards
                                  Schlumberger
                                   ISmart/Zoom
                                      Oasis
                                     Cardis
                                    Ingenico
                                     Dyncom
                             Merchant Service Group
                                    Wexpoints
                                   Chase Bank
                                    Citibank
                                 Household Bank
                                     Itochu
                                    Sumitomo
                                     Hitachi
                                    ANZ Bank
                               Softcard Solutions
                                   CEO America
                                       EDS
                                   Fleet Bank
                                American Express
                            Golden Retriever Systems

                                      B-1
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                                  Schedule "C"

                                Exclusive Markets

                                    Australia
                                     Canada
                                      Japan
                                     Mexico
                                  United States


                                      C-1
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                                  Schedule "D"

The Product, to qualify for the Milestones listed below, need only to contain those features listed in Schedule A that are necessary for the initial Clients.


                                   Milestones

Product Completion - the Product is finished and tested to the furthest extent without any live test sights and has been signed off by the SCTN product development team. It is ready to be delivered to the first Alpha Test client.

Alpha Test - the Product is successfully installed and live in one client processing transactions and performing without any major problems.

Beta Test - the Product is successfully installed and live in more than one client processing transactions and performing without any major problems.

General Release - the Product has performed through Beta Test without any outstanding major issues and is now ready for full release status.


                                      D-1
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                                  Schedule "E"

                               After Sales Service


   Revenue Represented by Client      Formal Reviews Required Annually
----------------------------------- --------------------------------------------
          $0 to $1 million                           1
      $1,000,001 to $2 million                       2
      $2,000,001 to $3 million                       3
       $3,000,001 and greater                        4
----------------------------------- --------------------------------------------

 A minimum of one formal review is required for each customer regardless of size.


                                      D-1
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                                  Schedule "F"

                          Minimum Performance Standards


                  Minimum          Step 1           Step 2          Step 3
              ---------------- --------------- ---------------- ----------------
                 5% Options      7% Options      12% Options      15% Options
------------- ---------------- --------------- ---------------- ----------------
Year 1*           1 client        2 clients       3 clients       4+ clients
------------- ---------------- --------------- ---------------- ----------------
Year 2**         2 clients        4 clients       6 clients       8+ clients
------------- ---------------- --------------- ---------------- ----------------
Year 3***        4 clients        8 clients       11 clients      14+ clients
------------- ---------------- --------------- ---------------- ----------------
Year 4****       6 clients       10 clients       14 clients      18+ clients
------------- ---------------- --------------- ---------------- ----------------
Year 5           8 clients       12 clients       18 clients      22+ clients
------------- ---------------- --------------- ---------------- ----------------

* the quota assigned to TJ will begin its first year clock upon Product Completion and signed off
**       Alpha Test must be complete before Year 2 begins
***      Beta Test must be complete before Year 3 begins
****     the Product must be in General Release status before Year 4 begins


                                      F-1
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                                  Schedule "G"

                                     Prices






                                      G-1